EXHIBIT 99


                                [GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE:

              VIRGINIA COMMERCE REPORTS 56.5% AND 60.0% INCREASE IN
                     THIRD QUARTER AND YEAR-TO-DATE EARNINGS

                         ROA OF 1.50% AND ROE OF 24.17%

ARLINGTON, VA., WEDNESDAY, OCTOBER 8, 2003--Virginia Commerce Bancorp, Inc. (Nasdaq: VCBI), parent company of Virginia Commerce Bank (the "Bank"), today announced record third quarter earnings of $3.3 million, an increase of 56.5% over 2002 third quarter earnings of $2.1 million. For the nine months ended September 30, 2003, the Company achieved earnings of $8.5 million, also a record, and an increase of 60.0% compared to earnings of $5.3 million for the nine month period ended September 30, 2002. On a diluted per share basis, third quarter and year-to-date earnings were $0.38 and $1.00 compared to $0.25 and $0.68 for the same periods in 2002, an increase of 52.0% and 47.1%, respectively. The Company's year-to-date return on average assets and return on average equity were 1.50% and 24.17% compared to 1.26% and 23.00% for the nine months ended September 30, 2002.

DETAILED REVIEW OF FINANCIAL PERFORMANCE

Net interest income for the third quarter of $8.3 million was up $1.7 million, or 25.5%, compared with $6.6 million for the same quarter last year. For the nine months ended September 30, 2003, net interest income increased $5.2 million, or 28.6%, from $18.0 million for the nine months ended September 30, 2002, to $23.2 million. Increases for both periods were due to significant growth in earning assets, as the Company's net interest margin declined from 4.44% in the third quarter of 2002 to 4.04% for the current three-month period and from 4.42% for the nine months ended September 30, 2002, to 4.24% year-to-date.

Non-interest income of $2.5 million increased 79.6% over the prior year's third quarter level of $1.4 million and increased $2.4 million, or 61.6%, to $6.2 million year-to-date. The increases were primarily due to higher levels of fees and net gains on mortgage loans held-for-sale as lower interest rates pushed monthly production levels to new highs. Non-interest expense of $5.5 million increased 29.4% over the $4.2 million reported for the third quarter of 2002 and increased 24.3% to $15.4 million year-to-date from $12.4 million for the nine months ended September 30, 2002, as a result of higher levels of commissions paid due to loan volume.

Overall, revenue sources continued to increase due to strong balance sheet growth and higher levels of fees and net gains from mortgage lending operations while increases in non-interest expense were generally limited to compensation associated with high loan production levels. As a result, the efficiency ratio improved from 53.1% during the third quarter 2002 to 50.9% for the current period and from 56.6% for the nine months ended September 30, 2002, to 52.3% year-to-date.

The Company continues to experience strong balance sheet growth with total assets increasing $212.6 million, or 33.8%, from $628.2 million as of September 30, 2002, to $840.8 million at September 30, 2003, and increasing $177.9 million, or 26.8%, from $662.9 million at December 31, 2002. Deposits grew similarly over the same period increasing $187.8 million, or 34.3%, from $547.0 million at September 30, 2002, to $734.8 million at September 30, 2003, and increasing $167.8 million, or 29.6%, from $567.0 million at December 31, 2002. Other borrowed funds fell $8.0 million from $8.4 million at September 30, 2002, to $400 thousand at September 30, 2003, as the Company repaid its line-of-credit with a correspondent bank that was used to supplement the Bank's capital position. This repayment of the line-of-credit was made possible through the issuance of $18.0 million in trust preferred securities in the fourth quarter of 2002 and a rights offering sale of $7 million of common stock to existing stockholders in July 2002.

Loans, net of allowance for loan losses, increased $126.4 million, or 25.9%, from $488.0 million at September 30, 2002, to $614.4 million at September 30, 2003, and increased $97.5 million, or 18.9%, from $516.9 million at December 31, 2002. The majority of loan growth occurred in non-farm, non-residential real estate loans which increased $62.4 million, or 26.3%, from $237.0 million at September 30, 2002, to $299.4 million at September 30, 2003, and increased $33.7 million, or 12.7%, from $265.7 million at December 31, 2002. Construction loans represented the second largest dollar increase rising $34.2 million, or 31.9%, from $107.2 million at September 30, 2002, to $141.4 million at September 30, 2003, and increasing $30.1 million, or 27.0%, from $111.3 million at December 31, 2002.

Loans held-for-sale, which represent one-to-four family residential real estate loans originated on a pre-sold basis to various investors, fell $6.2 million, or 38.6%, from $16.1 million at September 30, 2002, to $9.9 million at September 30, 2003, and decreased by $19.4 million during the nine months ended September 30, 2003, from $29.3 million at December 31, 2002. The decline in outstanding balances was due to greater efficiency in processing sales as originations increased $47.5 million, or 97.3%, from $48.8 million during the three months ended September 30, 2002, to $96.3 million during the current three-month period and increased $114.2 million, or 84.5%, from $135.1 million for the nine months ended September 30, 2002, to $249.3 million year-to-date. Refinancing activity represented $194.1 million, or 77.8%, of the $249.3 million in year-to-date production.

With the increase in loans trailing deposit growth, investment securities increased $94.7 million, or 132.7%, from $71.4 million at September 30, 2002, to $166.1 million at September 30, 2003, and increased $94.9 million from $71.2 million at December 31, 2002. Growth in investment securities was concentrated in short-term U.S. Government Agency obligations and variable rate domestic corporate debt obligations. The Bank also purchased $6.0 million in single premium bank-owned life insurance policies in May 2003 through three highly rated insurance carriers. These policies were recorded on the balance sheet under other assets and have contributed $137 thousand in income, on an after-tax basis, year-to-date.

Deposit growth occurred in all categories with non-interest bearing demand deposits increasing $25.1 million, or 24.9%, from $100.7 million at September 30, 2002, to $125.8 million at September 30, 2003, savings and interest-bearing demand deposits increasing $129.7 million, or 76.5%, from $169.5 million at September 30, 2002, to $299.2 million at September 30, 2003, and time deposits growing $33.1 million, or 12.0%, from $276.8 million at September 30, 2002, to $309.9 million at September 30, 2003. For the nine months ended September 30, 2003, non-interest bearing demand deposits rose $27.2 million from $98.6 million at December 31, 2002, savings and interest-bearing demand deposits grew $108.4 million, and time deposits increased by $32.3 million.

Stockholders' equity increased $12.7 million, or 32.3%, from $39.2 million at September 30, 2002, to $51.9 million at September 30, 2003, on earnings over the last four quarters of $10.9 million ($1.28 diluted per share) and $2.4 million in proceeds and tax benefits from the exercise of stock options and warrants by Company directors and officers. For the nine months ended September 30, 2003, stockholders' equity increased $10.0 million, or 24.0%, with $8.5 million in earnings and $2.1 million in proceeds and tax benefits from the exercise of stock options and warrants by Company directors and officers.

Asset quality remains strong with non-performing assets and past due loans to total assets of 0.14% as of September 30, 2003, compared to 0.22% at September 30, 2002, and 0.36% at December 31, 2002. Net charge-offs for the nine months ended September 30, 2003, were $43 thousand or 0.01% of average loans compared to $81 thousand, or 0.02% for the same period in 2002.

ABOUT VIRGINIA COMMERCE BANCORP

Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank (the "Bank"), a Virginia state-chartered bank that commenced operations in May 1988 and offers a full range of banking services through thirteen branch offices and two residential mortgage offices, principally to individuals and small to medium-size businesses in the Metropolitan Washington, D.C. area.

NON-GAAP PRESENTATIONS

This press release refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis using a 34% rate and non-interest income. This is a financial measure not recognized under generally accepted accounting principles, but which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under generally accepted accounting principles, or "GAAP".

For further information contact:     William K. Beauchesne
                                     Executive Vice President
                                     and Chief Financial Officer
                                     (703) 633-6120    wbeauchesne@vcbonline.com

                         Virginia Commerce Bancorp, Inc.
                              Financial Highlights
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                  Three Months Ended September 30,      Nine Months Ended September 30,
                                                    2003         2002     % CHANGE       2003        2002      % CHANGE
                                                 -----------------------------------------------------------------------
SUMMARY OPERATING RESULTS:
   Interest and dividend income                  $   11,758   $   10,225     15.0%   $   33,639   $   28,607       17.6%
   Interest expense                                   3,496        3,643     -4.0%       10,467       10,583       -1.1%
     Net interest and dividend income                 8,262        6,582     25.5%       23,172       18,024       28.6%
   Provision for loan losses                            323          571    -43.4%        1,087        1,414      -23.1%
   Non-interest income                                2,457        1,368     79.6%        6,189        3,829       61.6%
   Non-interest expense                               5,481        4,235     29.4%       15,431       12,415       24.3%
     Income before income taxes                       4,915        3,144     56.3%       12,843        8,024       60.1%
   Net income                                    $    3,264   $    2,086     56.5%   $    8,519   $    5,324       60.0%

PERFORMANCE RATIOS:
   Return on average assets (annualized)              1.54%        1.37%                  1.50%        1.26%
   Return on average equity (annualized)             25.80%       22.85%                 24.17%       23.00%
   Net interest margin                                4.04%        4.44%                  4.24%        4.42%
   Efficiency ratio (1)                              50.93%       53.10%                 52.33%       56.64%

PER SHARE DATA: (2)
   Net income-basic                              $     0.42   $     0.28     50.0%   $     1.10   $     0.76       44.7%
   Net income-diluted                            $     0.38   $     0.25     52.0%   $     1.00   $     0.68       47.1%
   Average number of shares outstanding:
     Basic                                        7,815,844    7,396,311              7,764,536    6,999,798
     Diluted                                      8,562,579    8,284,383              8,478,037    7,885,701


                                                                        As of September 30,
                                                               --------------------------------------
                                                                      2003         2002     % Change
                                                               --------------------------------------
SELECTED BALANCE SHEET DATA:
   Loans, net                                                    $ 614,403     $ 488,008        25.9%
   Investment securities                                           166,123        71,378       132.7%
   Assets                                                          840,830       628,218        33.8%
   Deposits                                                        734,835       546,987        34.3%
   Stockholders' equity                                             51,873        39,213        32.3%
   Book value per share (2)                                         $ 6.63     $    5.29        25.3%

CAPITAL RATIOS (% of risk weighted assets):
   Tier 1 capital:
     Company                                                         10.26%         7.49%
     Bank                                                             7.51%         6.27%
   Total qualifying capital:
     Company                                                         11.41%         8.60%
     Bank                                                            11.22%        10.10%

ASSET QUALITY
   Non-performing assets:
     Impaired loans                                              $      15     $     255       -94.1%
     Non-accrual loans                                                 247            67       268.7%
     Loans 90+ days past due and still accruing                         23         1,073       -97.9%
     Troubled debt restructurings                                      875            --         n/a
                                                                 ---------     ---------
       Total non-performing assets, past due
         loans and troubled debt restructurings                  $   1,160     $   1,395       -16.8%
                 to total loans:                                      0.19%         0.28%
                 to total assets:                                     0.14%         0.22%
   Allowance for loan losses to total loans                           1.12%         1.15%
   Net charge-offs                                               $      43     $      81       -46.9%
   Net charge-offs to average loans outstanding                       0.01%         0.02%


                                                                        As of September 30,
                                                                -------------------------------------
                                                                    2003         2002       % Change
                                                                -------------------------------------
LOAN PORTFOLIO:
   Commercial                                                    $  62,871    $  41,548        51.3%
   Real estate-one to four family residential                       81,767       77,549         5.4%
   Real estate-mutifamily residential                               32,561       24,644        32.1%
   Real estate-nonfarm, nonresidential                             299,358      236,970        26.3%
   Real estate-construction                                        141,404      107,166        31.9%
   Consumer                                                          6,165        7,802       -21.0%
                                                                 ---------    ---------
     Total loans                                                 $ 624,126    $ 495,679        25.9%
   Less unearned income                                              2,755        1,982        39.0%
   Less allowance for loan losses                                    6,968        5,689        22.5%
                                                                 ---------    ---------
     Loans, net                                                  $ 614,403    $ 488,008        25.9%

INVESTMENT SECURITIES (AT BOOK VALUE):
   Available-for-sale:
     U.S. Government Agency obligations                          $ 109,102    $  55,260        97.4%
     Domestic corporate debt obligations                             6,000           --          n/a
     Obligations of states and political subdivisions                1,277        1,247         2.4%
     Restricted stock:
       Federal Reserve Bank                                            758          542        39.9%
       Federal Home Loan Bank                                        1,355        1,194        13.5%
       Community Bankers' Bank                                          55           55           --
                                                                 ---------    ---------
                                                                 $ 118,547    $  58,298       103.3%
   Held-to-maturity:
     U.S. Government Agency obligations                          $  39,561    $   8,254       379.3%
     Obligations of states and political subdivisions                7,529        4,345        73.3%
     Domestic corporate debt obligations                               486          481         1.0%
                                                                 ---------    ---------
                                                                 $  47,576    $  13,080       263.7%


(1) Computed by dividing non-interest expense by the sum of net interest income on a tax-equivalent basis using a 34% rate and non-interest income.

(2) 2002 information has been restated to give effect to a two for one stock split in the form of a 100% stock dividend in May 2003.

                         Virginia Commerce Bancorp, Inc.
                           Consolidated Balance Sheets
                  (Dollars in thousands, except per share data)
                               As of September 30,
                                   (Unaudited)

                                                                          2003           2002
                                                                        --------       --------
ASSETS

Cash and due from banks                                                 $ 17,638       $ 19,838
Securities (fair value: 2003, $166,761; 2002, $71,905)                   166,123         71,378
Federal funds sold                                                        13,859         21,559
Loans held-for-sale                                                        9,877         16,079
Loans, net of allowance for loan losses of $6,968 in 2003 and
  $5,689 in 2002                                                         614,403        488,008
Bank premises and equipment, net                                           6,376          6,735
Accrued interest receivable                                                2,817          2,361
Other assets                                                               9,737          2,260
                                                                        --------       --------
   Total assets                                                         $840,830       $628,218
                                                                        ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS

   Non-interest bearing demand deposits                                 $125,777       $100,724
   Savings and interest-bearing demand deposits                          299,172        169,507
   Time deposits                                                         309,886        276,756
                                                                        --------       --------
   Total deposits                                                       $734,835       $546,987
Securities sold under agreement to repurchase and federal funds
  purchased                                                               32,779         30,617
Other borrowed funds                                                         400          8,400
Trust preferred capital notes                                             18,000             --
Accrued interest payable                                                   1,255          1,403
Other liabilities                                                          1,688          1,598
Commitments and contingent liabilities                                        --             --
                                                                        --------       --------
   Total liabilities                                                    $788,957       $589,005
                                                                        ========       ========
STOCKHOLDERS' EQUITY

Preferred stock, $1.00 par, 1,000,000 shares authorized and
  un-issued                                                             $     --       $     --
Common stock, $1.00 par, 20,000,000 shares authorized, issued and
  outstanding 2003, 7,819,219; 2002, 3,708,449                             7,819          3,709
Surplus                                                                   17,624         19,320
Retained earnings                                                         26,326         15,455
Accumulated other comprehensive income (loss)                                104            729
                                                                        --------       --------
   Total stockholders' equity                                           $ 51,873       $ 39,213
   Total liabilities and stockholders' equity                           $840,830       $628,218
                                                                        ========       ========


                         Virginia Commerce Bancorp, Inc.
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                             Three Months Ended      Nine Months Ended
                                                                September 30,          September 30,
                                                           --------------------------------------------
                                                             2003        2002        2003        2002
                                                           --------------------------------------------
INTEREST AND DIVIDEND INCOME:
    Interest and fees on loans                             $ 10,458    $  9,329    $ 30,318    $ 25,977
    Interest and dividends on investment securities:
       U.S. Treasury securities and agency obligations        1,001         690       2,523       2,077
       Other securities                                         179          94         473         275
    Interest on federal funds sold                              120         112         325         278
                                                           --------    --------    --------    --------
    Total interest and dividend income                     $ 11,758    $ 10,225    $ 33,639    $ 28,607
INTEREST EXPENSE:
    Deposits                                               $  3,255    $  3,462    $  9,728    $  9,975
    Securities sold under agreement to repurchase
       and federal funds purchased                               31          61          91         202
    Other borrowed funds                                          6         120          18         406
    Trust preferred capital notes                               204          --         630          --
                                                           --------    --------    --------    --------
    Total interest expense                                 $  3,496    $  3,643    $ 10,467    $ 10,583
NET INTEREST INCOME:                                       $  8,262    $  6,582    $ 23,172    $ 18,024
    Provision for loan losses                                   323         571       1,087       1,414
                                                           --------    --------    --------    --------
    Net interest income after provision for loan losses    $  7,939    $  6,011    $ 22,085    $ 16,610
NON-INTEREST INCOME:
    Service charges and other fees                         $    475    $    408    $  1,289    $  1,181
    Fees and net gains on loans held-for-sale                 1,892         947       4,746       2,619
    Gain (loss) on sale of securities                            --          --          --          (1)
    Other                                                        90          13         154          30
                                                           --------    --------    --------    --------
    Total non-interest income                              $  2,457    $  1,368    $  6,189    $  3,829
NON-INTEREST EXPENSE:
    Salaries and employee benefits                         $  3,322    $  2,510    $  9,398    $  7,300
    Occupancy expense                                           814         756       2,380       2,143
    Data processing expense                                     332         242         923         748
    Other operating expense                                   1,013         727       2,730       2,224
                                                           --------    --------    --------    --------
    Total non-interest expense                             $  5,481    $  4,235    $ 15,431    $ 12,415
    Income before taxes on income                          $  4,915    $  3,144    $ 12,843    $  8,024
    Provision for income taxes                                1,651       1,058       4,324       2,700
                                                           --------    --------    --------    --------
NET INCOME                                                 $  3,264    $  2,086    $  8,519    $  5,324
    Earnings per common share, basic                       $   0.42    $   0.28    $   1.10    $   0.76
    Earnings per common share, diluted                     $   0.38    $   0.25    $   1.00    $   0.68


                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                        Three Months Ended September 30,
                                   (Unaudited)

                                              -----------------------------------      -----------------------------------
                                                              2003                                     2002
                                              -----------------------------------      -----------------------------------
                                                             Interest      Average                    Interest      Average
                                               Average        Income-      Yields      Average         Income-      Yields
         (Dollars in thousands)                Balance        Expense      /Rates      Balance         Expense      /Rates
                                              -----------------------------------      -----------------------------------
ASSETS

Securities (1)                                $131,375       $  1,180       3.72%      $ 62,996       $    784       5.14%
Loans, net of unearned income (2)              617,821         10,458       6.62%       490,643          9,329       7.44%
Federal funds sold                              52,984            120       0.89%        26,226            112       1.66%
                                              -----------------------------------      -----------------------------------
TOTAL INTEREST-EARNING ASSETS                 $802,180       $ 11,758       5.77%      $579,865       $ 10,225       6.93%
Other assets                                    35,706                                   25,276
                                              --------                                 --------
TOTAL ASSETS                                  $837,886                                 $605,141
                                              ========                                 ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing deposits:

  NOW accounts                                $173,408       $    646       1.48%      $ 87,974       $    485       2.19%
  Money market accounts                         90,940            331       1.44%        59,266            356       2.38%
  Savings accounts                              32,671             39       0.48%        12,347             57       1.84%
  Time deposits                                307,325          2,239       2.89%       272,344          2,564       3.74%
                                              -----------------------------------      -----------------------------------
Total interest-bearing deposits               $604,344       $  3,255       2.14%      $431,931       $  3,462       3.18%
Securities sold under agreement to
  repurchase and federal funds purchased        33,621             31       0.36%        32,336             61       0.75%
Other borrowed funds                               400              6       5.93%         8,400            120       5.54%
Trust preferred capital notes                   18,000            204       4.44%            --             --         --
                                              -----------------------------------      -----------------------------------
TOTAL INTEREST-BEARING LIABILITIES            $656,365       $  3,496       2.11%      $472,667       $  3,643       3.06%
Demand deposits and other non-interest
  bearing liabilities                          131,334                                   96,253
                                              --------                                 --------
TOTAL LIABILITIES                             $787,699                                 $568,920

Stockholders' equity                            50,187                                   36,221
                                              --------                                 --------
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                        $837,886                                 $605,141
                                              ========                                 ========
Interest rate spread                                                        3.66%                                      3.87%
Net interest income and margin                               $  8,262       4.04%                     $  6,582         4.44%


 (1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Interest income includes the effects of taxable-equivalent adjustments, using the appropriate marginal federal income tax rate of 34.0%, to increase tax-exempt interest income to a tax-equivalent basis.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $522 thousand and $507 thousand for the three months ended September 30, 2003 and 2002, respectively.

                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                         Nine Months Ended September 30,
                                   (Unaudited)

                                              -----------------------------------      -----------------------------------
                                                              2003                                     2002
                                              -----------------------------------      -----------------------------------
                                                             Interest      Average                    Interest      Average
                                               Average        Income-      Yields      Average         Income-      Yields
         (Dollars in thousands)                Balance        Expense      /Rates      Balance         Expense      /Rates
                                              -----------------------------------      -----------------------------------
ASSETS

Securities (1)                                $101,012       $  2,996       4.12%      $ 59,811       $  2,352       5.39%
Loans, net of unearned income (2)              579,436         30,318       6.90%       453,968         25,977       7.55%
Federal funds sold                              40,714            325       1.05%        22,150            278       1.65%
                                              -----------------------------------      -----------------------------------
TOTAL INTEREST-EARNING ASSETS                 $721,162       $ 33,639       6.18%      $535,929       $ 28,607       7.06%
Other assets                                    37,089                                   27,344
                                              --------                                 --------
TOTAL ASSETS                                  $758,251                                 $563,273
                                              ========                                 ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing deposits:

  NOW accounts                                $143,052       $  1,730       1.62%      $ 86,534       $  1,378       2.13%
  Money market accounts                         91,707          1,023       1.49%        50,979            891       2.34%
  Savings accounts                              22,647            151       0.89%        15,261            159       1.40%
  Time deposits                                285,928          6,824       3.08%       248,193          7,547       4.07%
                                              -----------------------------------      -----------------------------------
Total interest-bearing deposits               $543,334       $  9,728       2.39%      $400,967       $  9,975       3.33%
Securities sold under agreement to
  repurchase and federal funds purchased        32,245             91       0.38%        34,168            202       0.79%
Other borrowed funds                               400             18       5.93%        10,605            406       5.04%
Trust preferred capital notes                   18,000            630       4.62%            --             --          --
                                              -----------------------------------      -----------------------------------
TOTAL INTEREST-BEARING LIABILITIES            $593,979       $ 10,467       2.35%      $445,740       $ 10,583       3.17%
Demand deposits and other non-interest
  bearing liabilities                          117,153                                   86,581
                                              --------                                 --------
TOTAL LIABILITIES                             $711,132                                 $532,321
Stockholders' equity                            47,119                                   30,952
                                              --------                                 --------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                                      $758,251                                 $563,273
                                              ========                                 ========
Interest rate spread                                                        3.83%                                    3.89%
Net interest income and margin                               $ 23,172       4.24%                     $ 18,024       4.42%


(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Interest income includes the effects of taxable-equivalent adjustments, using the appropriate marginal federal income tax rate of 34.0%, to increase tax-exempt interest income to a tax-equivalent basis.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $1.5 million and $1.3 million for the nine months ended September 30, 2003 and 2002, respectively.